UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 22, 2016, EP Energy LLC (“EPE LLC”), a wholly-owned subsidiary of EP Energy Corporation (the “Company”), announced that in connection with the previously announced offer to lenders under its Term Loan Agreement dated as of April 24, 2012 (the “Existing Term Loan Agreement”) to exchange their existing Tranche B-3 term loans maturing May 2018 and Tranche B-2 term loans maturing April 2019 (the “Existing Term Loans”) for a like principal amount of new term loans (the “New Term Loans”), holders of Existing Term Loans in an aggregate principal amount of approximately $582 million, or 95% of the outstanding Existing Term Loans, have agreed to exchange their Existing Term Loans for New Term Loans (the “Consenting Lenders”).

The New Term Loans will have an interest rate of LIBOR plus 8.75%, with a floor of 1.00%, and a maturity date of June 30, 2021, subject to an earlier maturity date in the event that the aggregate principal amount of EPE LLC’s existing 9.375% Senior Notes due 2020 exceeds $325 million prior to maturity of such notes.  Details regarding the new term loan agreement governing the New Term Loans (the “New Term Loan Agreement”) were previously disclosed by the Company and EPE LLC in their Current Reports on Form 8-K filed on August 11, 2016.

In connection with the exchange, the Consenting Lenders approved an amendment (the “Amendment”) to the Existing Term Loan Agreement to remove the covenants restricting (i) the incurrence of indebtedness and issuance of disqualified stock and preferred stock and (ii) the incurrence and existence of liens. Each lender that did not consent to the exchange will retain its respective Tranche B-2 term loans and Tranche B-3 term loans under the Existing Term Loan Agreement.

The effectiveness of the New Term Loan Agreement and the Amendment will be subject to customary closing conditions.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date: August 22, 2016	By:	/s/ Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and General Counsel

EP ENERGY CORPORATION

	By:	/s/ Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and General Counsel

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